UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2005

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On January 19, 2005, Mirant Corporation and its affiliated debtors and debtors-in-possession (“Mirant” or the “Company”) filed a Plan of Reorganization (the “Plan”) and a related Disclosure Statement with the U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth division (the “Court”).  A copy of the Disclosure Statement is attached hereto as Exhibit 99.1.  A copy of a press release issued by Mirant is attached hereto as Exhibit 99.2.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.  Mirant will emerge from Chapter 11 if and when the Plan receives the requisite stakeholder approval and is confirmed by the Court.

Item 8.01.  Other Events.

The Plan filed with the Court is attached hereto as Exhibit 2.1.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Name
2.1	Joint Chapter 11 Plan of Reorganization for Mirant Corporation and its Affiliated Debtors
99.1	Disclosure Statement related to the Debtors’ Joint Chapter 11 Plan of Reorganization
99.2	Press Release, dated January 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 19, 2005
Mirant Corporation

/s/ Dan Streek
Dan Streek
Vice President and Controller
(Principal Accounting Officer)